As filed with the Securities and Exchange Commission on May 17, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
NiSource Inc.
(Exact name of registrant as specified in its charter)

Delaware	35-2108964

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

801 East 86th Avenue Merrillville, Indiana	46410

(Address of Principal Executive Offices)	(Zip Code)
NiSource Inc. 2010 Omnibus Incentive Plan
(Full title of the plan)
Robert E. Smith
NiSource Inc.
801 East 86th Avenue
Merrillville, Indiana 46410

(Name and address of agent for service)
(877) 647-5990

(Telephone number, including area code, of agent for service)
Copies of Correspondence to:
Richard J. Helmreich, Esq.
Porter, Wright, Morris & Arthur LLP
41 South High Street
Columbus, Ohio 43215
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price	aggregate offering	Amount of
to be registered	registered (1)	per share	price	registration Fee
Common Stock, $0.01 par value per share	8,000,000	$15.82(2)	$126,560,000.00(2)	$9,023.73

(1)	This Registration Statement shall be deemed to cover an indeterminate number of additional shares of NiSource Inc. Common Stock, $0.01 par value per share, as may be issuable pursuant to future stock dividends, stock splits, or similar transactions, pursuant to Rule 416(a) and (b) of the Securities Act of 1933, as amended.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended. The maximum aggregate offering price is based on 8,000,000 shares registered for issuance under the NiSource Inc. 2010 Omnibus Incentive Plan, multiplied by $15.82, the average of the high and low prices of the Common Stock, $0.01 par value per share, of NiSource Inc. as reported on the New York Stock Exchange on May 14, 2010.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The document(s) containing the information concerning the NiSource Inc. 2010 Omnibus Incentive Plan, or the Plan, specified in Part I will be sent or given to Plan participants as specified by Rule 428(b)(1). Such documents are not filed as part of this Registration Statement in accordance with the Note to Part I of the Form S-8 Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     The following documents, which have previously been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:
     1. The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on February 26, 2010 (File No. 001-16189).
     2. All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2009 (File No. 001-16189).
     3. The description of the Registrant’s Common Stock set forth under the caption “Description of Capital Stock” contained in the Registrant’s Amendment No. 1 to Registration Statement on Form S-4, filed on April 24, 2000 (File No. 333-33896-01), together with any amendment or report filed with the Commission for the purposes of updating such description.
     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities
     Not applicable.
Item 5. Interests of Named Experts and Counsel
     Not applicable.
Item 6. Indemnification of Officers and Directors
     Section B.1. of Article V of NiSource Inc.’s Amended and Restated Certificate of Incorporation, as amended, provides that no director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     Section B.2. of Article V of NiSource Inc.’s Amended and Restated Certificate of Incorporation, as amended, pursuant to Section 145 of the General Corporation Law of Delaware, provides that NiSource Inc. will, to the fullest extent permitted by applicable law, as then in effect, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil or criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such investigation, claim, action, suit or proceeding, provided that such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful.
     Section B.2. of Article V of NiSource Inc.’s Amended and Restated Certificate of Incorporation, as amended, pursuant to Section 145 of the General Corporation Law of Delaware, also provides that if the investigation, claim, action, suit or proceeding is a derivative action (meaning one brought by or on behalf of the corporation), NiSource Inc. will, to the extent permitted by applicable law, as then in effect, indemnify any person against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such investigation, claim, action, suit or proceeding if incurred by such person in connection with the defense or settlement of such investigation, claim, action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any investigation, claim, action, suit, proceeding or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines upon application that, despite the adjudication of liability but in light of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense as the court deems proper.
     Section B.3 of Article V of NiSource Inc.’s Amended and Restated Certificate of Incorporation, as amended, and the General Corporation Law of Delaware permits NiSource Inc. and its subsidiaries to purchase and maintain insurance on behalf of any person who is a director or officer for acts committed in their capacities as such directors or officers. NiSource Inc. currently maintains such liability insurance.
     Section B.4 of Article V of NiSource Inc.’s Amended and Restated Certificate of Incorporation, as amended, states that the indemnification provided pursuant to such Section B shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled, and the provisions of such Section B shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under such Section B.
     Section B.5 of Article V of NiSource Inc.’s Amended and Restated Certificate of Incorporation, as amended, provides that all reasonable expenses incurred by or on behalf of an indemnitee in connection with any proceeding shall be advanced to the indemnitee within twenty (20) days after receipt by NiSource of a statement or statements from the indemnittee requesting such advance or advances from time to time, whether prior to or after disposition of such proceeding. To obtain indemnification, an indemnitee shall submit to the Secretary of NiSource a written request, including such documentation and information as is reasonably available to the indemnitee and reasonably necessary to determine whether and to what extent the indemnitee is entitled to indemnification. The determination of the indemnitee’s entitlement to indemnification shall be made not later than sixty (60) days after receipt by NiSource of the written request for indemnification together with such supporting documentation. The Secretary of NiSource shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that the indemnitee has requested indemnification. An indemnitee’s entitlement to indemnification under shall generally be determined in one of the following ways: (A) by a majority vote of the disinterested directors of NiSource, even if they constitute less than a quorum of the Board; (B) by a written opinion of independent counsel if (x) a change of control shall have occurred and the indemnitee so requests or (y) there are no disinterested directors or a majority of such disinterested directors so directs; or (C) by the stockholders of NiSource (but only if a majority of the disinterested directors presents the issue of entitlement to indemnification to the stockholders for their determination).

Item 7. Exemption from Registration Claimed
     Not Applicable.
Item 8. Exhibits

Exhibit	Exhibit
Number	Description

4(a)	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the NiSource Inc. Form 10-Q filed on August 4, 2008).

4(b)	Bylaws of NiSource Inc., as amended and restated through May 11, 2010 (incorporated by reference to Exhibit 3.1 to the NiSource Inc. Form 8-K filed on May 14, 2010).

4(c)	2010 Omnibus Incentive Plan (incorporated by reference Exhibit B to NiSource Inc. Definitive Proxy Statement for the Annual Meeting of Stockholders held on May 11, 2010, filed on April 2, 2010).

5 *	Opinion of Porter, Wright, Morris & Arthur LLP regarding legality.

23(a) *	Consent of Porter, Wright, Morris & Arthur LLP (included in Exhibit 5 filed herewith).

23(b) *	Consent of Deloitte & Touche LLP.

24 *	Power of Attorney.

*	Filed herewith.
Item 9. Undertakings
     (a) The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of NiSource Inc.’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Merrillville, State of Indiana, on May 17, 2010.

NISOURCE INC.
By:	/s/ Carrie J. Hightman
Carrie J. Hightman, Executive Vice President and Chief Legal Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated

Signature	Title	Date

*/s/ Robert C. Skaggs, Jr. Robert C. Skaggs, Jr.	President, Chief Executive Officer, and Director (Principal Executive Officer)	May 17, 2010

*/s/ Stephen P. Smith Stephen P. Smith	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 17, 2010

*/s/ Jon D. Veurink Jon D. Veurink	Vice President and Chief Accounting Officer Officer (Principal Accounting Officer)	May 17, 2010

*/s/ Ian M. Rolland Ian M. Rolland	Chairman and Director	May 17, 2010

*/s/ Richard A. Abdoo Richard A. Abdoo	Director	May 17, 2010

*/s/ Steven C. Beering Steven C. Beering	Director	May 17, 2010

*/s/ Dennis E. Foster Dennis E. Foster	Director	May 17, 2010

*/s/ Michael E. Jesanis Michael E. Jesanis	Director	May 17, 2010

*/s/ Marty R. Kittrell Marty R. Kittrell	Director	May 17, 2010

*/s/ W. Lee Nutter W. Lee Nutter	Director	May 17, 2010

*/s/ Deborah S. Parker Deborah S. Parker	Director	May 17, 2010

Signature	Title	Date

*/s/ Richard L. Thompson Richard L. Thompson	Director	May 17, 2010

*/s/ Carolyn Y. Woo Carolyn Y. Woo	Director	May 17, 2010

* By:	/s/ Robert E. Smith
Robert E. Smith, attorney-in-fact
for each of the persons indicated

EXHIBIT INDEX

Exhibit	Exhibit
Number	Description

4(a)	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the NiSource Inc. Form 10-Q filed on August 4, 2008).

4(b)	Bylaws of NiSource Inc., as amended and restated through May 11, 2010 (incorporated by reference to Exhibit 3.1 to the NiSource Inc. Form 8-K filed on May 14, 2010).

4(c)	2010 Omnibus Incentive Plan (incorporated by reference Exhibit B to NiSource Inc. Definitive Proxy Statement for the Annual Meeting of Stockholders held on May 11, 2010, filed on April 2, 2010).

5 *	Opinion of Porter, Wright, Morris & Arthur LLP regarding legality.

23(a) *	Consent of Porter, Wright, Morris & Arthur LLP (included in Exhibit 5 filed herewith).

23(b) *	Consent of Deloitte & Touche LLP.

24 *	Power of Attorney.

*	Filed herewith.